Exhibit 99.1

Fly-E Group, Inc. Announces Fiscal Year 2025 Financial Results

NEW YORK, July 15, 2025 /PRNewswire/ -- Fly-E Group, Inc. (Nasdaq: FLYE) (“Fly-E” or the “Company”), an electric vehicle company engaged in designing, installing, selling, and renting smart electric motorcycles, electric bikes, and electric scooters, today announced its financial results for the fiscal year ended March 31, 2025.

Fiscal Year 2025 Financial Summary

●	Net revenues were $25.4 million in fiscal year 2025, compared to $32.2 million in fiscal year 2024.

●	Gross profit was $10.5 million in fiscal year 2025, compared to $13.1 million in fiscal year 2024.

●	Gross margin was 41.1% in fiscal year 2025, increased from 40.7% in fiscal year 2024.

●	Net Loss was $5.3 million in fiscal year 2025, compared to net income of $1.9 million in fiscal year 2024.

●	Basic and diluted losses per share were $1.10 in fiscal year 2025, compared to basic and diluted earnings per share of $0.43 in fiscal year 2024.

Mr. Zhou (Andy) Ou, Chairman and Chief Executive Officer of Fly-E, remarked, “Fiscal year 2025 was a pivotal year for Fly-E as we navigated a complex and evolving market landscape. We achieved an improvement in gross margin to 41.1%, supported by cost reductions and more favorable pricing obtained from our suppliers, particularly in battery sourcing. We are positive about our growth prospects despite the dip in revenue caused by short-term external factors, as we have established solid reputation and continued to invest in marketing and product diversification. With a focus on innovation, we now offer a broad and growing product portfolio of over 100 models across E-motorcycles, E-bikes, and E-scooters. Our rental service, which is already active in New York City, Toronto, and Los Angeles, is gaining strong traction, and we are excited to extend it to Miami and other markets in the near future.”

Mr. Ou added, “Following our successful registered direct public offering in June 2025, we believe we are well-capitalized to invest in inventory, vehicle production, and working capital. Looking forward, we remain focused on improving product safety, expanding our geographic reach, and investing in digital platforms such as the Go Fly app to enhance the customer experience and operational visibility. We believe our continued investment in safety, service, and innovation will prepare Fly-E for sustained long-term growth.”

Fiscal Year 2025 Financial Results

Net Revenues

Net revenues were $25.4 million in fiscal year 2025, a decrease of 21.0% from $32.2 million in fiscal year 2024. The decrease was primarily driven by a decrease in sales volume by 10,846 units, from 69,611 units in fiscal year 2024, to 58,765 units in fiscal year 2025.

Retail sales revenue was $21.7 million in fiscal year 2025, a decrease of 17.7% from $26.4 million in fiscal year 2024. Wholesale revenue was $3.5 million in fiscal year 2025, a decrease of 39.3% from $5.8 million in fiscal year 2024. Rental services sales revenue was $0.2 million in fiscal year 2025. The Company did not generate revenue from rental services sales in fiscal year 2024. The decrease in retail sales revenue is mainly due to recent lithium-battery accidents involving E-Bikes and E-Scooters. With an increasing number of lithium-battery explosion incidents in New York, customers are less inclined to purchase E-Bikes. Consequently, sales have declined as customers opt for oil-powered vehicles over electric vehicles. The decrease in retail sales also attributed in part to the closures and disposition of the Company’s retail stores during fiscal year 2025. The decrease in wholesales revenue was driven primarily by the closure of stores by the top two customers who closed their stores in December 2023 due to lack of profitability.

Cost of Revenues

Cost of revenues was $15.0 million in fiscal year 2025, a decrease of 21.6% from $19.1 million in fiscal year 2024. The decrease in cost of revenues was primarily attributable to more favorable pricing obtained from the Company’s suppliers, particularly for batteries, as well as a reduction in sales volume. The unit cost for battery decreased by 11%, from $112 in fiscal year 2024, to $99 in fiscal year 2025.

Gross Profit

Gross profit was $10.5 million in fiscal year 2025, a decrease of 20.3% from $13.1 million in fiscal year 2024. Gross margin was 41.1% in fiscal year 2025, increased from 40.7% in fiscal year 2024.

Operating Expenses

Operating expenses were $15.0 million in fiscal year 2025, an increase of 52.5% from $9.8 million in fiscal year 2024. The increase was attributable to the increase in the payroll expenses, rent, professional fees, product and software development expenses and settlement payments.

●	Selling expenses were $7.4 million in fiscal year 2025, compared to $5.9 million in fiscal year 2024. Selling expenses primarily consist of payroll expenses, rent, and advertising expenses of retail stores. Total payroll expenses were $3.3 million in fiscal year 2025, compared to $1.6 million in fiscal year 2024. Rent expenses were $2.9 million in fiscal year 2025, compared to $2.4 million in fiscal year 2024. Advertising expenses were $0.3 million in fiscal year 2025, compared to $64,423 in fiscal year 2024. The increase in payroll expenses was primarily due to the increased number of new employees hired for business operations in the first three quarters of fiscal year 2025, despite a reduction in headcounts in the last quarter resulting from closures and dispositions of retail stores. The increase in rental expense was primarily due to the expansion of retail stores to support the Company’s business growth and operational needs. The rise in advertising expense was mainly driven by intensified marketing campaigns and promotional activities aimed at enhancing brand visibility. Total commission expenses were $9,980 in fiscal year 2025, compared to $1.1 million in fiscal year 2024. The decrease in the commission expenses was primarily due to the Company’s discontinuation of marketing referral expenses for promotions as of January 1, 2024.

●	General and administrative expenses were $7.6 million in fiscal year 2025, compared to $3.9 million in fiscal year 2024. Professional fees increased to $2.0 million in fiscal year 2025, compared to $1.0 million in fiscal year 2024, primarily attributable to the increase in audit fee, consulting fee, legal fee and IR expenses associated with the Company’s initial public offering and ongoing reporting obligations. Payroll expenses increased to $1.5 million in fiscal year 2025 from $1.1 million in fiscal year 2024 primarily due to additional employees hired in operation and accounting departments. Insurance expenses increased to $1.1 million in fiscal year 2025, compared to $0.2 million for the same period of prior year as a result of increased general insurance of the stores and the purchase of directors and officers liability insurance after initial public offering in fiscal year 2025. Software development fee increased to $0.5 million in fiscal year 2025, compared to $0.3 million for the same period in prior year due to the increasing development fee of Fly E-Bike app and the increasing maintenance fee of Go Fly App. There were settlement payments of $1.0 million in fiscal year 2025 in connection with the settlement payments to UL LLC.

Net Income (Loss)

Net loss was $5.3 million in fiscal year 2025, compared to net income of $1.9 million in fiscal year 2024, mainly attributable to the reasons discussed above.

Basic and Diluted Earnings (Losses) per Share

Basic and diluted losses per share were $1.10 in fiscal year 2025, compared to basic and diluted earnings per share of $0.43 in fiscal year 2024.

EBITDA

EBITDA was negative $3.9 million in fiscal year 2025, compared to positive EBITDA of $3.5 million in fiscal year 2024.

Financial Condition

As of March 31, 2025, the Company had cash of $0.8 million, decreased from $1.4 million as of March 31, 2024.

Net cash used in operating activities was $10.1 million in fiscal year 2025, compared to net cash provided by operating activities of $4.3 million in fiscal year 2024.

Net cash used in investing activities was $2.9 million in fiscal year 2025, compared to $3.2 million in fiscal year 2024.

Net cash provided by financing activities was $12.5 million in fiscal year 2025, compared to net cash used in financing activities of $0.05 million in fiscal year 2024.

About Fly-E Group, Inc.

Fly-E Group, Inc. is an electric vehicle company that is principally engaged in designing, installing, selling, and renting smart electric motorcycles, electric bikes and electric under the brand “Fly E-Bike.” The Company’s commitment is to encourage people to incorporate eco-friendly transportation into their active lifestyles, ultimately contributing towards building a more environmentally friendly future. For more information, please visit the Company’s website: https://investors.flyebike.com.

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with the generally accepted accounting principles in the United States (the “U.S. GAAP”), management periodically uses certain “non-GAAP financial measures,” as such term is defined under the rules of the SEC, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. For example, non-GAAP measures may exclude the impact of certain items such as acquisitions, divestitures, gains, losses and impairments, or items outside of management’s control. Management believes that the following non-GAAP financial measure provides investors and analysts useful insight into its financial position and operating performance. Any non-GAAP measure provided should be viewed in addition to, and not as an alternative to, the most directly comparable measure determined in accordance with U.S. GAAP. Further, the calculation of these non-GAAP financial measures may differ from the calculation of similarly titled financial measures presented by other companies and therefore may not be comparable among companies.

The Company uses EBITDA (earnings before interest, taxes, depreciation, and amortization) to evaluate its operating performance. The Company believes EBITDA provides additional insight into its underlying, ongoing operating performance and facilitates year-to-year comparisons by excluding the earnings impact of interest, tax, depreciation and amortization and that presenting EBITDA is more representative of its operational performance and may be more useful for investors.

The Company reconciles its non-GAAP financial measure to its net income, which is its most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. EBITDA includes adjustments for provision for income taxes, as applicable, interest income and expense, depreciation, and amortization. EBITDA does not represent and should not be considered an alternative to net income as determined by U.S. GAAP, and its calculations thereof may not be comparable to those reported by other companies. The Company believes EBITDA is an important measure of operating performance and provides useful information to investors because it highlights trends in its business that may not otherwise be apparent when relying solely on U.S. GAAP measures and because it eliminates items that have less bearing on its operating performance. EBITDA, as presented herein, is a supplemental measure of its performance that is not required by, or presented in accordance with, U.S. GAAP. The Company uses non-GAAP financial measures as supplements to its U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting its business. EBITDA is a measure of operating performance that is not defined by U.S. GAAP and should not be considered a substitute for net (loss) income as determined in accordance with U.S. GAAP.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct. The Company cautions investors that actual results may differ materially from the anticipated results, and that the forward-looking statements contained in this press release are subject to the risks set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the section under “Risk Factors” of its most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on July 15, 2025. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law.

For investor and media inquiries, please contact:

Fly-E Group, Inc.

Investor Relations Department

Email: ir@flyebike.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

CONSOLIDATED FINANCIAL STATEMENTS

FLY-E GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars, except for the number of shares)

	March 31, 2025	March 31, 2024
ASSETS
Current Assets
Cash	$840,102	$1,403,514
Accounts receivable	466,187	212,804
Accounts receivable, net – related parties	37,465	326,914
Inventories, net	6,397,274	5,364,060
Prepayments and other receivables	3,676,986	588,660
Prepayments and other receivables – related parties	120,000	240,256
Assets held for sale	2,462,502	—
Total Current Assets	14,000,516	8,136,208
Property and equipment, net	7,287,213	1,755,022
Security deposits	728,450	781,581
Deferred IPO costs	—	502,198
Deferred tax assets, net	94,983	35,199
Operating lease right-of-use assets	10,933,068	16,000,742
Intangible assets, net	525,865	36,384
Long-term prepayment for property	—	450,000
Long-term prepayment for software development– related parties	136,580	1,279,000
Total Assets	$33,706,675	$28,976,334

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,272,305	$1,180,796
Short-term loan payables	5,191,058	—
Current portion of long-term loan payables	100,835	1,213,242
Accrued expenses and other payables	1,366,968	925,389
Other payables – related parties	—	92,229
Operating lease liabilities – current	2,617,762	2,852,744
Taxes payable	—	1,530,416
Liabilities held for sale	2,152,447	—
Total Current Liabilities	12,701,375	7,794,816
Long-term loan payables	2,065,040	412,817
Operating lease liabilities – non-current	9,106,928	13,986,879
Total Liabilities	23,873,343	22,194,512

Commitment and Contingencies

Stockholders’ Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized and nil outstanding as of March 31, 2025 and March 31, 2024*	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized and 4,917,500 shares outstanding as of March 31, 2025 and 100,000,000 shares authorized and 4,400,000 shares outstanding as of March 31, 2024*	49,175	44,000
Additional paid-in capital	10,940,724	2,576,000
Shares subscription receivable	(219,998)	(219,998)
(Accumulated deficit) Retained Earnings	(895,510)	4,395,649
Accumulated other comprehensive loss	(41,059)	(13,829)
Total FLY-E Group, Inc. Stockholders’ Equity	9,833,332	6,781,822
Total Liabilities and Stockholders’ Equity	$33,706,675	$28,976,334

*	Shares and per share data are presented on a retroactive basis to reflect the 1-for-110,000 stock split completed on April 2, 2024 and the 1-for-5 reverse stock split completed on July 3, 2025.

FLY-E GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE (LOSS) INCOME

(Expressed in U.S. dollars, except for the number of shares)

	For the Years Ended March 31,
	2025	2024
Revenues	$25,427,163	$32,205,666
Cost of Revenues	14,976,266	19,099,120
Gross Profit	10,450,897	13,106,546

Operating Expenses
Selling Expenses	7,403,374	5,914,786
General and Administrative Expenses	7,607,489	3,931,203
Total Operating Expenses	15,010,863	9,845,989
Income (Loss) from Operations	(4,559,966)	3,260,557

Other Income (Expenses), net	10,588	(30,352)
Interest Expenses, net	(405,615)	(152,050)
Income (Loss) Before Income Taxes	(4,954,993)	3,078,155
Income Tax Expense	(336,166)	(1,182,933)
Net Income (Loss)	$(5,291,159)	$1,895,222

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	(27,230)	(13,829)
Total Comprehensive Income (Loss)	$(5,318,389)	$1,881,393

Earnings (Losses) per Share*	$(1.10)	$0.43
Weighted Average Number of Common Stock
– Basic and Diluted*	4,821,010	4,400,000

*	Shares and per share data are presented on a retroactive basis to reflect the 1-for-110,000 stock split completed on April 2, 2024 and the 1-for-5 reverse stock split completed on July 3, 2025.

FLY-E GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars, except for the number of shares)

	For the Years Ended March 31,
	2025	2024
Cash flows from operating activities
Net (loss) income	$(5,291,159)	$1,895,222
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Loss on disposal of property and equipment	108,593	46,084
(Gain) Loss on termination of operating lease	(111,564)	5,957
(Gain) Loss on disposal of subsidiaries	(84,302)	—
Credit loss for accounts receivable	116,746	—
Depreciation expense	631,280	272,708
Amortization expense	65,091	1,648
Deferred income taxes (benefits) expenses	(64,829)	176,093
Amortization of operating lease right-of-use assets	5,084,535	2,277,910
Inventories reserve	870,589	456,209
Changes in operating assets and liabilities:
Accounts receivable	(329,029)	176,273
Accounts receivable – related parties	248,349	(190,349)
Inventories	(2,736,241)	(1,981,515)
Prepayments and other receivables	(2,677,904)	194,160
Prepayments for operation services to related parties	(60,000)	(60,000)
Security deposits	(84,605)	(422,240)
Accounts payable	91,509	2,489,025
Accrued expenses and other payables	460,364	334,726
Operating lease liabilities	(4,771,518)	(1,933,760)
Taxes payable	(1,525,371)	570,769
Net cash (used in) provided by operating activities	(10,059,466)	4,308,920

Cash flows from investing activities
Purchases of properties and equipment	(1,634,174)	(1,253,555)
Purchase of software and hardware from a related party	(1,392,580)	(1,279,000)
Cash held at disposal entities	(54,774)	—
Repayment from a related party	660,256	111,500
Advance to a related party	(480,000)	(291,756)
Prepayments for property	—	(450,000)
Payments of property rights	—	(38,032)
Net cash used in investing activities	(2,901,272)	(3,200,843)

Cash flows from financing activities
Borrowing from loan payables	7,367,795	1,095,000
Repayments of loan payables	(3,661,559)	(639,367)
Repayments on other payables - related parties	(92,229)	(290,252)
Payments of related party loan	—	(150,000)
Capital Contributions from Stockholders	—	136,370
Payments of IPO cost	(282,403)	(201,379)
Net proceeds from issuance of common stock - IPO	9,154,500	—
Net cash provided by (used in) financing activities	12,486,104	(49,628)
Net changes in cash including cash classified within current assets held for sale	(474,634)	1,058,449
Effect of exchange rate changes on cash	(27,230)	(13,829)
Less: net decrease in cash classified within current assets held for sale	(61,548)	—
Cash at beginning of the year	1,403,514	358,894
Cash at the end of the year	$840,102	$1,403,514

Supplemental disclosure of cash flow information
Cash paid for interest expense	$405,615	$152,050
Cash paid for income taxes	$1,957,867	$435,881

Supplemental disclosure of non-cash investing and financing activities
Settlement of accounts payable by related parties	$—	$50,000
Settlement of accounts payable by capital contribution	$—	$2,263,630
Purchase of vehicle funded by loan	$224,638	$34,974
Purchase of office funded by loan	$1,800,000	$—
Purchase software and office by using previous prepayments	$1,729,000	$—
Purchase property rights by using previous prepayments	$54,572	—
Properties used for rental services	$193,964	—
Unpaid deferred IPO cost	$—	$225,000
Deferred IPO cost recognized as additional paid-in capital	$502,198	$—
Uncollected proceeds from disposal of subsidiaries	$635,193	$—
Termination of operating lease right-of-use assets and operating lease liabilities	$(2,473,686)	$(2,814,235)
Right-of-use assets obtained in exchange for operating lease liabilities	$2,490,547	$10,771,688

The following table sets forth the components of our EBITDA for the years ended March 31, 2025 and 2024:

	For the Year Ended March 31,
	2025	2024	Change	Percentage Change
(Loss) Income from Operations	$(5,291,159)	$1,895,222	$(7,186,381)	(379.2)%
Income Tax provision	336,166	1,182,933	(846,767)	(71.6)%
Depreciation	631,280	272,708	358,572	131.5%
Interest Expenses	405,615	152,050	253,565	166.8%
Amortization	65,091	1,648	63,443	3849.7%
EBITDA	$(3,853,007)	$3,504,561	$(7,357,568)	(209.9)%
Percentage of Revenue	(15.2)%	10.9%		(26.1)%